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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  February 9, 1999

                              SUNRISE MEDICAL INC.
               (Exact name of Company as specified in its charter)

           Delaware                   0-12744                   95-3836867
 (State or other jurisdiction       (Commission                (IRS Employer
       of incorporation)           File Number)             Identification No.)

         2382 Faraday Avenue, Suite 200, Carlsbad, California  92008
              (Address of principal executive offices)            (Zip Code)

       Company's telephone number, including area code:  (760) 930-1500

                                    N/A
          ____________________________________________________________
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

         On February 9, 1999 Sunrise Medical Inc. (the "Company") executed the First Amendment to Rights Agreement (the "First Amendment"), which amended in certain respects the Amended and Restated Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., dated as of May 16, 1997 (the "Amended and Restated Rights Agreement").

         The First Amendment, among other things, eliminates provisions in the Amended and Restated Rights Agreement that would have required certain actions to be taken only by "Interested Directors." A copy of the First Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing discussion is qualified in its entirety by reference to the First Amendment and the Amended and Restated Rights Agreement.

         On January 26, 1999 the Board of Directors unanimously also voted to adopt the Second Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (a) and (b) Financial Statements and Pro Forma Financial
               Information

                    None

           (c)      Exhibits

                    3.1 Second Amended and Restated Bylaws of Sunrise Medical, Inc.

                    4.1. First Amendment to Rights Agreement, dated as of February 9, 1999, between Sunrise Medical Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SUNRISE MEDICAL INC.

Date:  February 9, 1999            By:      /s/ Steven A. Jaye
                                            -----------------------------------
                                            Steven A. Jaye,
                                            Senior Vice President, General
                                            Counsel and Secretary